Exhibit 16.1

September 11, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Raphael Pharmaceutical Inc.’s Form 8-K dated September 11, 2024, and are in agreement with the statements contained in Item 4.01.(a). We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Weinstein International C.P.A. (PCAOB Register No. 6629)

Weinstein International C.P.A.
Certified Public Accountants

Tel Aviv, Israel
September 11, 2024